Exhibit 99.1

News Release

EDITORIAL CONTACTS:	INVESTOR CONTACTS:

Drew Prairie	Mike Haase
(512) 602-4425	(408) 749-3124
drew.prairie@amd.com	mike.haase@amd.com

Dave Kroll	Irmina Blaszczyk
(408) 749-3310	(408) 749-3398
dave.kroll@amd.com	irmina.blaszczyk@amd.com

AMD Reports First Quarter Results

SUNNYVALE, Calif. — April 19, 2007 — AMD (NYSE: AMD) today reported financial results for the quarter ended March 31, 20071. AMD reported first quarter 2007 revenue of $1.233 billion, an operating loss of $504 million, and a net loss of $611 million, or $1.11 per share. These results include ATI acquisition-related and integration charges of $113 million, or $0.21 per share, and employee stock-based compensation expense of $28 million, or $0.05 per share. In the fourth quarter of 2006, AMD reported revenue of $1.773 billion and an operating loss of $529 million. In the first quarter of 2006, AMD reported revenue of $1.332 billion and operating income of $259 million.

($M except percentages)	Q1-07	Q4-06	Q1-06	Change
				Q1-07 vs Q4-06	Q1-07 vs Q1-06
Revenue	$1,233	$1,773	$1,332	(30)%	(7)%
Operating Income (Loss)
GAAP Operating income (loss)	$(504)	$(529)	$259
Acquisition-related and integration charges	113	551	NA
Stock-based compensation expense	28	27	15
Non-GAAP Operating income (loss) [2]	$(363)	$49	$274

[1]

As a result of the acquisition of ATI, financial 2006 results include the results of the former ATI operations from October 25 through December 31, 2006 only. Therefore, first quarter 2007 results do not correlate directly to either first quarter 2006 or fourth quarter 2006 historical results.

[2]

In this press release, AMD has provided non-GAAP financial measures for operating income (loss) and gross margin to reflect its financial results without acquisition-related and integration charges and employee stock-based compensation expense. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

“After more than three years of successfully executing our customer expansion strategy and significantly growing our unit and revenue base, our first quarter performance is disappointing and unacceptable,” said Robert J. Rivet, AMD’s chief financial officer. “We are aggressively addressing the issues that led to our significant revenue decline. We are aligning our business model, capital expenditures and cost structure with the goal of accelerating our return to profitability. Lastly, our customer relationships remain solid, reflecting their confidence in our strategic direction, current and new products, and technology roadmaps.”

First quarter 2007 gross margin was 31 percent, excluding stock-based compensation expense and acquisition-related charges, compared to 40 percent in the fourth quarter of 2006 and 59 percent in the first quarter of 2006. The decrease from the prior quarter was largely due to significantly lower microprocessor unit shipments, lower microprocessor average selling prices (ASPs), and the inclusion of the former ATI operations, which generally have lower-margin products, for the entire quarter.

($M except percentages)	Q1-07	Q4-06	Q1-06
Gross Margins
GAAP Gross margin	$347	$641	$779
GAAP Gross margin %	28%	36%	58%
Acquisition-related charges	29	62	NA
Stock-based compensation expense	2	2	2
Non-GAAP Gross margin	$378	$705	$781
Non-GAAP Gross margin %	31%	40%	59%

Computing Solutions

The Computing Solutions segment includes what the company previously called the Computation Products and Embedded Products segments as well as the chipset business acquired with ATI. First quarter Computing Solutions segment revenue was $918 million, including a full quarter of ATI chipset revenues. The 38 percent sequential decline was primarily due to significantly lower microprocessor unit sales and lower microprocessor ASPs. Year-over-year server and desktop processor unit shipments and revenues declined significantly, while mobile processor unit shipments and revenue increased significantly.

Graphics

First quarter Graphics segment revenue of $197 million increased 19 percent from the fourth quarter of 2006, primarily due to a full quarter of operations.

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Consumer Electronics

Consumer Electronics segment revenue, including a full quarter of operations, was down sequentially to $118 million. On a full quarter comparative basis, video processor unit shipments into the digital TV market increased in the seasonally down quarter while handheld processor unit shipments and game console revenue decreased.

Additional Highlights

•	For the second year in a row, FORTUNE magazine ranked AMD as the most innovative company in the semiconductor industry.

•	AMD introduced:

•	Ten new AMD Opteron™ server processors, expanding its low-power server solutions while also delivering industry-leading performance-per-watt.

•	Three new mobile processors led by the AMD Turion™ 64 X2 TL-64 processor.

•	Three new desktop processors led by the AMD Athlon™ 64 X2 dual-core processor 6000+ and two energy-efficient AMD Athlon 64 processors.

•	AMD’s global customers expanded their AMD-based commercial solutions:

•	HP introduced its first AMD-based 1P tower server and commercial notebooks powered by AMD Turion 64 X2 processors.

•	Sun introduced its first Network Equipment Building Standard (NEBS) compliant server for the telecom market powered by AMD Opteron processors.

•	Network-attached storage market leader NetApp significantly expanded its family of AMD64 technology-based storage solutions.

•	AMD remains a key technology partner for an increasing number of enterprises. Ingersoll-Rand, SAP, ThyssenKrupp and others joined the growing ranks of enterprise customers adopting AMD64 technology.

•

AMD delivered the industry’s first Microsoft Windows Hardware Quality Lab (WHQL) certified video driver for the Windows VistaTM operating system. WHQL certification is considered an essential metric of reliability by computer manufacturers offering Windows Vista systems.

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•

AMD introduced the AMD 690 desktop and mobile chipset series featuring the industry-leading ATI Radeon™ x1250 graphics processor. The desktop chipset launched with a company record number of motherboard partners and design wins while global computer manufacturers including HP and Fujitsu Siemens announced new consumer and commercial mobile systems featuring the AMD M690.

•

AMD demonstrated a single-system Accelerated Computing platform that broke the teraflop (1 trillion calculations per second) computing barrier, representing a 10-fold performance increase compared with today’s high-performance server platforms. The “Teraflop in a Box” system featured AMD Opteron dual-core processors and two next-generation AMD R600 Stream Processors.

•

AMD announced DTX, an open standard specification designed to enable the broad development of small form factor (SFF) PCs. DTX enables smaller, quieter, more energy-efficient SFF computing solutions. More than 15 companies, including ASUS, ECS, Founder, Gigabyte, Hedy, NVIDIA, Shuttle, and Tongfang have announced plans to develop DTX solutions.

•

AMD introduced new interoperability testing tools to help speed the adoption of the recently announced Desktop and mobile Architecture for System Hardware (DASH). The tools are immediately available to vendors to help accelerate the development of solutions that meet the new industry standard for commercial client management and security.

•

AMD expanded its industry-leading AMD Imageon™ media processor family by introducing three new processors delivering ultra-fast, high-resolution image processing, DVD-quality video and high-definition audio. AMD also began licensing its multimedia processor cores.

•	AMD won the VAR Business Five Star Award for Excellence in Partner Programs for the AMD Solution Provider Program and the AMD Commercial Systems Channel Program.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

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In the seasonally down second quarter, AMD expects revenue to be flat to slightly up.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss first quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

About AMD

Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative processing solutions in the computing, graphics and consumer electronics markets. AMD is dedicated to driving open innovation, choice and industry growth by delivering superior customer-centric solutions that empower consumers and businesses worldwide. For more information, visit www.amd.com.

Cautionary Statement

This release contains forward-looking statements concerning revenue for the second quarter of 2007 and potential actions that the company may take to better align its business model, cost structure and capital expenditures, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product

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bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company’s competitors, customers and suppliers may take actions that will negate the anticipated benefits of the company’s acquisition of ATI; there will be delays associated with integrating ATI’s operations; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; global business and economic conditions will worsen, resulting in lower than currently expected revenue in the second quarter of 2007 and beyond; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition to advanced manufacturing process technologies in a timely and effective way, consistent with planned capital expenditures; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market at mature yields and on a timely basis; that the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or the under-utilization of its microprocessor manufacturing facilities; and unfavorable results of operations of Spansion will adversely impact the company’s results of operations. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on From 10-K for the year ended December 31, 2006.

AMD, the AMD Arrow logo, AMD Opteron, AMD Turion, AMD Athlon, and combinations thereof, and ATI, the ATI logo, Radeon and Imageon are trademarks of Advanced Micro Devices, Inc. Windows Vista is a trademark of Microsoft Corporation in the U.S. and other jurisdictions. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owners.

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ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended
	Mar. 31, 2007	Dec. 31, 2006	Mar. 26, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$1,233	$1,773	$1,332

Cost of sales	886	1,132	553

Gross margin	347	641	779

Gross margin %	28.1%	36.2%	58.5%

Research and development	432	385	264

Marketing, general and administrative	335	296	256

In-process research and development	—	416	—

Amortization of acquired intangible assets and integration charges	84	73	—

Operating income (loss)	(504)	(529)	259

Interest income	16	22	28
Interest expense	(78)	(67)	(23)
Other income (expense), net	2	2	(20)

Income (loss) before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(564)	(572)	244

Minority interest in consolidated subsidiaries	(8)	(8)	(6)

Equity in net loss of Spansion Inc. and other	(16)	(5)	(18)

Income (loss) before income taxes	(588)	(585)	220

Provision (benefit) for income taxes	23	(9)	35

Net income (loss)	$(611)	$(576)	$185

Net income (loss) per common share

Basic	$(1.11)	$(1.08)	$0.40

Diluted	$(1.11)	$(1.08)	$0.38

Shares used in per share calculation

Basic	549	531	464
Diluted	549	531	495

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Mar. 31, 2007	Dec. 31, 2006*
	(Unaudited)
Assets

Current assets:
Cash, cash equivalents and marketable securities	$1,167	$1,541
Accounts receivable, net	667	1,140
Inventories	937	814
Prepaid expenses and other current assets	344	443
Deferred income taxes	71	25

Total current assets	3,186	3,963

Property, plant and equipment, net	4,405	3,987
Goodwill	3,187	3,217
Net investment in Spansion Inc.	345	371
Acquisition related intangible assets, net	1,136	1,207
Other assets	453	402

Total Assets	$12,712	$13,147

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	1,362	1,338
Accrued compensation and benefits	160	177
Accrued liabilities	698	716
Deferred income on shipments to distributors	181	169
Current portion of long-term debt and capital lease obligations	182	125
Other current liabilities	328	327

Total current liabilities	2,911	2,852

Deferred income taxes	43	31
Long-term debt and capital lease obligations, less current portion	3,659	3,672
Other long-term liabilities	591	517
Minority interest in consolidated subsidiaries	303	290

Stockholders’ equity:
Capital stock:
Common stock, par value	5	5
Capital in excess of par value	5,373	5,316
Retained (deficit) earnings	(332)	308
Accumulated other comprehensive income	159	156

Total stockholders’ equity	5,205	5,785

Total Liabilities and Stockholders’ Equity	$12,712	$13,147

*	Derived from the December 31, 2006 Audited Financial Statements of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended
	Mar. 31, 2007	Dec. 31, 2006	Mar. 26, 2006
Segment Information (1)

Computing Solutions (2)
Net revenue	$918	$1,486	$1,337
Operating income (loss)	$(321)	$65	$312

Graphics (3)
Net revenue	197	166	—
Operating income (loss)	(35)	(27)	—

Consumer Electronics (4)
Net revenue	118	120	—
Operating income (loss)	(4)	20	—

All Other (5)
Net revenue	—	1	(5)
Operating income (loss)	(144)	(587)	(53)

Total AMD
Net revenue	$1,233	$1,773	$1,332
Operating income (loss)	$(504)	$(529)	$259

Other Data

Depreciation & amortization (excluding amortization of acquired intangible assets)	$243	$224	$174

Amortization of acquired intangible assets	$71	$47	—

Capital additions	$586	$666	$310

Headcount	16,745	16,464	10,246

Adjusted EBITDA (6)	$(196)	$168	$417

(1)	Starting in Q406, the Company no longer allocates employee stock-based compensation and profit sharing expenses to its segments. These expenses are recorded in the All Other category. Prior period information has been restated to conform to current period presentation.
(2)	Starting in Q107, Computing Solutions includes what was formerly the Computations Product Segment, the Embedded Products Segment and former ATI Chipset products. In Q406, former ATI Chipset products were reported as part of the Graphics and Chipsets Segment. Prior period information has been restated to conform to current period presentation.
(3)	Graphics includes 3D graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, and servers. In Q406, Graphics products were reported as part of the Graphics and Chipsets Segment. As noted above, starting in Q107 the Chipset products are reported as part of Computing Solutions. Prior period information has been restated to conform to current period presentation.
(4)	Consumer Electronics includes products and revenue related to mobile phones, PDAs, digital televisions, and other consumer electronics.
(5)	All Other category includes employee stock-based compensation expense, profit sharing expense, certain operating expenses and credits that are not allocated to the operating segments and Personal Internet Communicator (PIC) related activities in Q406 and Q106. Also included in this category are the ATI acquisition-related and integration charges incurred in Q107 and Q406. Details of the ATI acquisition-related and integration charges and employee stock-based compensation expense are shown below.

ATI acquisition-related and integration charges:

	Q107	Q406
Amortization of acquired intangible assets	$71	$47
Integration charges	13	26

Subtotal	84	73
In-process research and development	—	416
Cost of fair value adjustment of acquired inventory	29	62

Total	$113	$551

Employee stock-based compensation expense:

	Q107	Q406	Q106
Cost of sales	$2	$2	$2
Research and development	14	13	4
Marketing, general and administrative	12	12	9

	$28	$27	$15

(6)	Reconciliation of Net income (loss) to Adjusted EBITDA*

	Q107	Q406	Q106
Net income (loss)	$(611)	$(576)	$185
Depreciation and amortization	243	224	174
In-process research and development	—	416
Amortization of acquired intangible assets	71	47
Interest expense	78	67	23
Provision (benefit) for income taxes	23	(10)	35

Adjusted EBITDA	$(196)	$168	$417

*	The Company defines Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, in-process research and development, amortization of acquired intangible assets, interest expense and taxes. The Company calculated and communicated Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.